As filed with the Securities and Exchange Commission on July 13, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINTON, D.C. 20549

______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0526032 (I.R.S. Employer Identification Number)

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Amended and Restated 2014 Omnibus Equity Incentive Plan

Amended and Restated 2011 Non-Employee Director Share Incentive Plan

Amended and Restated 2011 Employee Stock Purchase Plan

(Full Titles of the Plans)

Cindy M. Muller, Esq.

Senior Vice President, General Counsel and Secretary

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024
(713) 963-9522

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Shelton M. Vaughan, Esq.

Duane Morris LLP

1330 Post Oak Blvd., Suite 800

Houston, Texas 77056
(713) 402-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share (3)	1,000,000	$3.14	$3,140,000	$316.20
Class A Common Stock, par value $0.01 per share (4)	350,000	$3.14	$1,099,000	$110.67
Class A Common Stock, par value $0.01 per share (5)	225,000	$2.67	$600,750	$60.50
TOTAL	1,575,000		$4,839,750	$487.37

(1)

Plus such indeterminate number of shares of Class A common stock, par value $.01 per share (“Common Stock”), of the registrant as may be offered or issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales price per share of the registrant’s Common Stock on July 6, 2016, as reported on the New York Stock Exchange, solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act. In the case of the 225,000 shares registered for issuance pursuant to the registrant’s Amended and Restated 2011 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the fair market value per share applicable to purchases thereunder.

(3)	Represents 1,000,000 additional shares available for issuance pursuant to the registrant’s Amended and Restated 2014 Omnibus Equity Incentive Plan.

(4)	Represents 350,000 additional shares available for issuance pursuant to the registrant’s Amended and Restated 2011 Non-Employee Director Share Incentive Plan.

(5)	Represents 225,000 additional shares available for issuance pursuant to the registrant’s Amended and Restated 2011 Employee Stock Purchase Plan.

EXPLANATORY NOTE

In 2014, the Board of Directors (the “Board”) of GulfMark Offshore, Inc. (the “Company”) adopted, and the Company’s stockholders approved, the Company’s 2014 Omnibus Equity Incentive Plan (the “2014 Omnibus Plan”). On June 19, 2014, the Company filed a registration statement on Form S-8 (No. 333-196908) with the Securities and Exchange Commission (the “Commission”) registering 1,000,000 shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the 2014 Omnibus Plan. In 2016, the Board adopted and the Company’s stockholders approved the Company’s Amended and Restated 2014 Omnibus Equity Incentive Plan (the “Restated Omnibus Plan”), which amends and restates the 2014 Omnibus Plan and, among other things, increases the number of shares of Common Stock available for issuance thereunder by 1,000,000 shares. This Registration Statement registers such additional 1,000,000 shares of Common Stock for issuance under the Restated Omnibus Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 (No. 333-196908) filed with the Commission on June 19, 2014, except as superseded by the information included or incorporated by reference herein to the extent applicable.

In 2011, the Board adopted, and the Company’s stockholders approved, the Company’s 2011 Non-Employee Director Share Incentive Plan (the “2011 Director Plan”). On June 10, 2011, the Company filed a registration statement on Form S-8 (No. 333-174850) with the Commission registering 150,000 shares of Common Stock to be issued pursuant to the 2011 Director Plan. In 2016, the Board adopted and the Company’s stockholders approved the Company’s Amended and Restated 2011 Non-Employee Director Share Incentive Plan (the “Restated Director Plan”), which amends and restates the 2011 Director Plan and, among other things, increases the number of shares of Common Stock available for issuance thereunder by 350,000 shares. This Registration Statement registers such additional 350,000 shares of Common Stock for issuance under the Restated Director Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 (No. 333-174850) filed with the Commission on June 10, 2011, except as superseded by the information included or incorporated by reference herein to the extent applicable.

In 2011, the Board adopted, and the Company’s stockholders approved, the Company’s 2011 Employee Stock Purchase Plan (the “2011 ESPP”). On July 8, 2011, the Company filed a registration statement on Form S-8 (No. 333-175409) with the Commission registering 266,659 shares of Common Stock to be issued pursuant to the 2011 Director Plan. In 2016, the Board adopted and the Company’s stockholders approved the Company’s Amended and Restated 2011 Employee Stock Purchase Plan (the “Restated ESPP”), which amends and restates the 2011 ESPP and, among other things, increases the number of shares of Common Stock available for issuance thereunder by 225,000 shares. This Registration Statement registers such additional 225,000 shares of Common Stock for issuance under the Restated ESPP. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 (No. 333-175409) filed with the Commission on July 8, 2011, except as superseded by the information included or incorporated by reference herein to the extent applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

A.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

B.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016;

C.	The Company’s Current Report on Form 8-K filed February 4, 2016;

D.	The Company’s Current Report on Form 8-K filed April 11, 2016;

E.	The Company’s Current Report on Form 8-K filed June 1, 2016;

F.	The Company’s Current Report on Form 8-K filed June 8, 2016; and

G.

The description of the Company’s Common Stock contained in the Company’s Current Report on Form 8-K12B filed on February 24, 2010 (Commission File No. 001-33607), which registered the shares of the Company’s Common Stock under Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information in a current report on Form 8-K that is furnished and not deemed to be “filed” for purposes of Section 18 of the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in any amendment to this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, in any subsequently filed amendment to this Registration Statement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

General

The Company’s certificate of incorporation, as amended, provides that the Company must indemnify its directors, officers and certain other individuals to the fullest extent permitted by the Delaware General Corporation Law or other applicable laws. The Company is permitted to enter into agreements with any such person to provide indemnification greater or different than that provided in its certificate of incorporation or Delaware law.

The Company’s certificate of incorporation, as amended, limits the personal liability of its directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law or other applicable laws. The Delaware General Corporation Law currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

Indemnification and Insurance

Delaware corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and Delaware law requires court approval before any indemnification where the person seeking indemnification has been found liable to the corporation.

The Company’s certificate of incorporation, as amended, provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, each of its current and former directors and officers, and each person who, at the request of the Board of Directors or an officer, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. Significant payments by the Company in settlement of a claim or in satisfaction of a judgment against any of the Company’s officers, directors or other indemnified individuals, as required by these provisions and if permitted by Delaware law, could materially reduce the Company’s assets.

The Company has entered into indemnification agreements with each of its directors and certain of its officers that generally obligate the Company to indemnify the applicable indemnitee to the fullest extent permitted by applicable law. In addition, the Company has an existing directors and officers liability insurance policy.

Elimination of Liability in Certain Circumstances

The Company’s certificate of incorporation, as amended, protects its directors against monetary damages for breach of the duty of care to the fullest extent permitted by the Delaware General Corporation Law or other applicable laws. These provisions do not eliminate the directors’ duty of care. Under these provisions, neither the Company nor its stockholders may assert a claim for money damages against a director for certain breaches of fiduciary duty, including claims in connection with possible takeover proposals. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. The provisions of the Delaware General Corporation Law do not affect the directors’ responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws. Those provisions apply to the Company’s officers only if they are directors and are acting in their capacity as directors, and do not apply to officers who are not directors.

Directors will remain subject to liability for the following:

●	breach of a director’s duty of loyalty to the Company and its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	transactions from which a director derives improper personal benefit; and

●	unlawful dividends or unlawful stock repurchases or redemptions.

Item 8.	Exhibits.

See the Exhibit Index which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2016.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby designates, constitutes and appoints each of Quintin V. Kneen and Cindy M. Muller (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the “Attorneys-in-Fact”), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments as any Attorney-in-Fact deems necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date

/s/ Quintin V. Kneen	President, Chief Executive Officer and	July 13, 2016
Quintin V. Kneen	Director (Principal Executive Officer)

/s/ James M. Mitchell	Executive Vice President and Chief	July 13, 2016
James M. Mitchell	Financial Officer (Principal Financial Officer)

/s/ Samuel R. Rubio	Senior Vice President, Controller and Chief	July 13, 2016
Samuel R. Rubio	Accounting Officer (Principal Accounting Officer)

/s/ David J. Butters	Chairman of the Board of Directors	July 13, 2016
David J. Butters

/s/ Peter I. Bijur	Director	July 13, 2016
Peter I. Bijur

/s/ Brian R. Ford	Director	July 13, 2016
Brian R. Ford

/s/ Sheldon S. Gordon	Director	July 13, 2016
Sheldon S. Gordon

/s/ Steven W. Kohlhagen	Director	July 13, 2016
Steven W. Kohlhagen

/s/ William C. Martin	Director	July 13, 2016
William C. Martin

/s/ Rex C. Ross	Director	July 13, 2016
Rex C. Ross

/s/ Charles K. Valutas	Director	July 13, 2016
Charles K. Valutas

EXHIBIT INDEX

4.1

Certificate of Incorporation, as amended, defining the rights of the holders of Common Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 24, 2010) (SEC File No. 001-33607).

4.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 24, 2010) (SEC File No. 001-33607).

4.3	Form of U.S. Citizen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 24, 2010) (SEC File No. 001-33607).

4.4	Form of Non-U.S. Citizen Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 24, 2010) (SEC File No. 001-33607).

4.5	Amended and Restated 2014 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 27, 2016).

4.6	Amended and Restated 2011 Non-Employee Director Share Incentive Plan (incorporated by reference to Exhibit B to the Company’s definitive proxy statement on Schedule 14A filed on April 27, 2016).

4.7	Amended and Restated 2011 Employee Stock Purchase Plan (incorporated by reference to Exhibit C to the Company’s definitive proxy statement on Schedule 14A filed on April 27, 2016).

5.1*	Legal opinion of Duane Morris LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page to this Registration Statement).

* Filed herewith